TAX SHELTERED ANNUITY

                     SUPPLEMENT TO EQUITABLE ACCUMULATOR(SM)
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

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This prospectus supplement describes the baseBUILDER(R) Combined Guaranteed
Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator (IRA, NQ and QP) prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 28 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER Benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 or older is as discussed below:

         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any loan repayments, subsequent contributions and withdrawals.

The Guaranteed Minimum Income Benefit benefit base described on page 40 of the prospectus is as follows:

         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any loan repayments, subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any outstanding loan balance and any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
                            New York, New York 10104.
             All rights reserved. Accumulator is a service mark and
                  baseBUILDER is a registered service mark of
           The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED JUNE 18, 1998

PROS AGENT SUPP3 (6/98)

                              TAX SHELTERED ANNUITY

                      SUPPLEMENT TO EQUITABLE ACCUMULATOR(SM)
                  (IRA, NQ AND QP) PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes terms applicable to Equitable Accumulator Certificates purchased as a Code Section 403(b) tax-sheltered annuity (TSA). Under Equitable Accumulator TSA Certificates, we will only accept contributions that are rollover contributions or direct transfers as described below. The information below adds to or changes the information in the prospectus. Unless otherwise indicated, all other information included in the prospectus remains unchanged. Capitalized terms in this supplement have the same meaning as in the prospectus.

GENERAL TERMS

Under "General Terms" and throughout the prospectus, the definition of the following terms is changed under TSA Certificates:

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options, plus any amount in a loan reserve account (an amount we will establish as security for the repayment of your loan).

CASH VALUE -- The Annuity Account Value minus any outstanding loan balance, and less any withdrawal charges.

PARTICIPANT/EMPLOYEE -- A current or former participant under a TSA plan of an eligible employer.

AVAILABILITY OF CERTIFICATES

Equitable Accumulator TSA Certificates are available for purchase by current or former employees of public schools, higher education institutions, and nonprofit tax exempt organizations under Code Section 501(c)(3). TSA Certificates are available for Annuitant issue ages 20 through 78.

Equitable Accumulator TSA Certificates may not currently be available in your state. Your agent can provide information about state availability or you may contact our Processing Office.


--------------------------------------------------------------------------------
   Copyright 1998 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
             All rights reserved. Accumulator is a service mark and
                 Income Manager is a registered service mark of
           The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED JUNE 18, 1998


PROS AGENT SUPP2 (6/98)

OWNER AND ANNUITANT

Each employee is the Certificate Owner and must also be the Annuitant. A Successor Owner/Annuitant is not permitted. As in the prospectus, throughout this supplement, "you" and "your" refers to the Certificate Owner.

CONTRIBUTIONS TO TSAS

An initial rollover or direct transfer contribution of at least $5,000 is required to put a TSA Certificate into effect. Subsequent rollover or direct transfer contributions in an amount of at least $1,000 may be made at any time until you attain age 79.

Contributions to your TSA Certificate may be made in the form of (i) a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Code, or (ii) a direct transfer of assets ("direct transfer"), in full or partially, from another contract or arrangement that meets the requirements of Section 403(b) of the Code directly to an Equitable Accumulator TSA Certificate, by means of IRS Revenue Ruling 90-24. A transfer form acceptable to us will be required.


If you make a direct transfer as described in (ii) above, you must tell us the portion, if any, of the transferred funds which, under Federal tax law, are (a) exempt from withdrawal restrictions, and (b) eligible for delayed distribution. See "Distributions from TSAs" and "Minimum Distributions" under "Federal Tax and ERISA Matters" below. If you do not tell us, then we will treat all such amounts as being subject to applicable tax restrictions. Before funds are transferred to an Equitable Accumulator TSA Certificate, you may be required to obtain your employer's authorization or demonstrate that employer authorization is not needed.


GUARANTEED MINIMUM INCOME BENEFIT


Under Equitable Accumulator TSA Certificates, the Guaranteed Minimum Income Benefit may be exercised, on Contract Date anniversaries as indicated under "Guaranteed Minimum Income Benefit" in Part 4 of the prospectus, only after the Certificate Owner converts such TSA Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of change. The rollover to a Traditional IRA Certificate may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the TSA funds. See "Rollover or Direct Transfer Contributions" under "Federal Tax and ERISA Matters" below.


WITHDRAWAL OPTIONS


The only withdrawal options available under TSA Certificates are Lump Sum Withdrawals and Minimum Distribution Withdrawals. Systematic Withdrawals and Substantially Equal Payment Withdrawals are not available. See "Withdrawal Options" in Part 5 of the prospectus.


Under certain TSAs, if you are married at the time you request a withdrawal (as described under "Withdrawal Options" in Part 5 of the prospectus), spousal consent is required before taking a withdrawal from your TSA Certificate. See "Spousal Consent" below.


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


ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS


The only annuity benefits which are available under TSA Certificates are the Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain. Income Manager(R) payout annuity options are available only after the TSA Certificate is rolled over to a Traditional IRA Certificate. See "Guaranteed Minimum Income Benefit" above and "Annuity Benefits and Payout Annuity Options" in Part 5 of the prospectus.


LOANS

The loan provision is not currently available under Equitable Accumulator TSA Certificates, but is expected to become available in early 1999. The following is provided for your general information concerning the operation of the loan provision and the effect of a loan on your Certificate's values once the loan provision becomes available under your TSA Certificate.

Loans under TSA Certificates are restricted by the rules of the Code, and where applicable, ERISA. Loans are not available under TSA Certificates when the Minimum Distribution Withdrawals option is in effect. See "Minimum Distribution Withdrawals" in Part 5 of the prospectus and "Minimum Distributions" below.

When available, you can request a loan by submitting a properly completed loan request form that will be available from your agent or from our Processing Office. You should read the terms and conditions of the loan request form carefully and consult with your tax adviser before taking out a loan. Under TSA Certificates subject to ERISA, the written consent of your spouse will be required before a loan can be made. Further details of the loan provision are provided in your Certificate. Also, see "Federal Tax and ERISA Matters" below for general rules applicable to loans.

Under Equitable Accumulator TSA Certificates, only one outstanding loan at a time will be permitted. The minimum loan amount will be $1,000 and the maximum amount will be $50,000 or, if less, 50% of the Annuity Account Value, subject to any limits under the Code. The term of a TSA loan is five years unless the loan is used to acquire your primary residence. The limit for loans used to purchase your primary residence is 10 years under Equitable Accumulator TSA Certificates. The loan term under TSA Certificates may not extend beyond the earliest of; (1) election and commencement of annuity benefits, (2) the date of termination of the Certificate, and (3) the date a death benefit is paid.


During the period a loan balance is outstanding, interest will accrue daily at a rate we set ("loan interest rate"). The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.


A loan will not be treated as a taxable distribution when made to the extent that it conforms to the limits under the Code. If the loan fails to qualify under Code limits, or if interest and principal are not repaid when due, or, in some instances, if service with the employer terminates, the amount borrowed and not yet repaid may be treated as a taxable distribution.

EFFECTS OF LOANS ON YOUR CERTIFICATE BENEFITS

Guaranteed Minimum Death Benefit

If there is a loan outstanding as of the date of the Annuitant's death, the death benefit payable will be reduced by the amount of the outstanding loan and accrued interest.

While a loan is outstanding, your Guaranteed Minimum Death Benefit will be credited with interest at 6% (4% for amounts in the Alliance Money Market Fund except as indicated in the prospectus, the Alliance Intermediate Government Securities Fund, the GIROs, and the loan reserve account) on each Contract Date anniversary through the Annuitant's age 80 (or age 70 if the 6% Roll Up to Age 70 benefit is elected), or at the Annuitant's death, if earlier, and 0% thereafter and will be adjusted for any loan repayments, subsequent contributions and withdrawals. See "Death Benefit" in Part 4 of the prospectus.

Guaranteed Minimum Income Benefit


While a loan is outstanding your Guaranteed Minimum Income Benefit benefit base will be credited with interest at 6% (4% for amounts in the Alliance Money Market Fund except as indicated in the prospectus, the Alliance Intermediate Government Securities Fund, the GIROs, and the loan reserve account), on each Contract Date anniversary through the Annuitant's age 80 (or age 70 if the 6% to Age 70 benefit is elected), and 0% thereafter, and will be adjusted for any loan repayments, subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will be reduced by any outstanding loan balance and any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit. See "Guaranteed Minimum Income Benefit Benefit Base" in Part 5 of the prospectus.


Withdrawal Options


While a loan is outstanding, you may not elect Minimum Distribution Withdrawals. Only Lump Sum Withdrawals will be permitted and the amount to be withdrawn will be limited such that the Cash Value remaining after the withdrawal must equal at least 10% of the outstanding loan balance. See "Withdrawal Options" in Part 5 of the prospectus.


SPOUSAL CONSENT

In the case of certain TSAs, if you are married at the time that a loan, withdrawal, or other distribution is requested under the Certificate, spousal consent is required as provided below. In addition, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary. See "Spousal Consent Rules" under "Federal Tax and ERISA Matters" below.


Your spouse's written consent must be witnessed by a representative of the TSA plan or a notary and must be given on a form acceptable to your employer and to us, in accordance with the plan and ERISA, prior to any withdrawal, loan or other distribution, unless you can prove to the satisfaction of your employer and us, that you have no spouse or that you cannot locate your spouse.


ASSIGNMENTS

TSA Certificates are not assignable or transferable except through surrender to us.

FEDERAL TAX AND ERISA MATTERS

General


An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees ("participants") may make contributions to an annuity contract or a custodial account investing in mutual funds under Section 403(b)(7) of the Code purchased for the benefit of the participant. Two different types of employers are eligible to maintain 403(b) plans: (1) public schools and (2) specified tax-exempt organizations under Section 501(c)(3) of the Code. These 403(b) contributions, if properly made, are not treated as currently taxable compensation to participants. Moreover, participants are not taxed on earnings in the 403(b) contract or account until distributions are taken.

CONTRIBUTIONS TO TSAS

Three different types of contributions may be made to purchase a TSA: (1) "employer-remitted contributions" which may be pure participant salary reduction contributions or pure employer defined contributions or a combination of salary reduction and employer contributions, (2) "rollover" contributions from other existing TSAs or under certain circumstances, IRAs, or (3) direct transfers from other existing TSAs. Because only rollover or direct transfer contributions are permitted to the Equitable Accumulator TSA Certificates, the discussion below of employer-remitted contributions to TSAs is limited. The discussion is provided only for purposes of describing restrictions on distribution of funds rolled over or transferred, which may include employer-remitted contributions made under prior contracts. See "Distributions from TSAs" below.

Employer-Remitted Contributions

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.

Rollover or Direct Transfer Contributions

Rollover contributions may be made to your Equitable Accumulator TSA Certificate from TSAs under Section 403(b) of the Code. Generally, a rollover contribution may be made to a TSA when a participant has a distributable event from an existing TSA as a result of (1) termination of employment with the employer who provided the TSA funds, (2) the attainment of age 59 1/2 even if still employed, or (3) disability as defined in the Code. In some cases, an in-service withdrawal made from an annuity may also be rolled over. With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds. See "Rollovers and Transfers" under "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 8 of the prospectus.

We will also accept direct transfers of TSA funds pursuant to Revenue Ruling 90-24 provided you furnish us with acceptable written documentation as to the source of the funds. A transfer occurs when changing the funding vehicle, even if there is no distributable event. A Revenue Ruling 90-24 transfer will not be treated as such if the recipient contract does not have provisions at least as restrictive as the source contract. Under a direct transfer, the individual participant is not involved in the receipt of the distribution. For all contributions to the Equitable Accumulator TSA we may require documentation of your employment status with the employer who provided the funds. You may also need to get your employer's consent to transfer funds to us.

See "Tax-Deferred Rollovers and Direct Transfers" under "Distributions from TSAs" below for a further discussion of rollovers and direct transfers.

DISTRIBUTIONS FROM TSAS


Depending on the terms of the employer plan and your employment status, you may be required to get your employer's consent to take a loan or withdrawal.


Withdrawal Restrictions


If you have established your TSA through a direct transfer pursuant to Revenue Ruling 90-24 (as opposed to a rollover from another TSA) restrictions may apply to all or a portion of your TSA Certificate. Distributions of these restricted amounts generally may be made only (1) if you attain age 59 1/2, (2) if you die or become disabled as defined in the Code, (3) if you separate from service with the employer that provided the funds for the TSA or (4) on account of financial hardship. Hardship withdrawals may be limited. If any portion of the funds directly transferred to your TSA Certificate is attributable to amounts that were invested in a 403(b)(7) custodial account, all such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings thereon. These restrictions do not apply to the amount directly transferred to your TSA Certificate which represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA Certificate.

This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur: (1) the requirements for minimum distribution (discussed under "Minimum Distributions" below) are met, (2) death, (3) retirement, or (4) termination of employment in all Texas public institutions of higher education. To make a withdrawal, a properly completed written acknowledgement must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


Tax Treatment of Distributions

Amounts held under TSAs are generally not subject to Federal income tax until benefits are distributed. Distributions include withdrawals from the TSA Certificate and annuity payments from the TSA Certificate. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% Federal income tax withholding. See "Federal and State Income Tax Withholding and Information Reporting" below. In addition, TSA distributions may be subject to additional tax penalties. For information regarding tax penalties which may apply, see "Penalty Tax on Premature Distributions" and "Tax Penalties for Insufficient Distributions" later in this section.


If you have made after-tax contributions, for example, you will have a tax basis in the TSA Certificate which may be recovered. On a total surrender, the amount received in excess of the basis is taxable. We will report the total amount of the distribution. It is your responsibility to determine how much of the distribution is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

If an annuity benefit option is elected, any basis will be recovered as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after the cost basis of the annuity is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die prior to recovering the full cost basis of the annuity, a deduction is allowed on your (or your beneficiary's) final tax return.

Death Benefit


Distributions from a TSA are generally given the same tax treatment whether made on account of your death or while you are living. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional individual retirement arrangement on a tax-deferred basis. See "Tax-Deferred Rollovers and Direct Transfers," below and "Contributions to Traditional IRAs" under "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 8 of the prospectus.

Loans from TSAs

Loans may be taken from a TSA unless restricted by the employer under a plan subject to ERISA. Loans are generally not treated as a taxable distribution, except under the following circumstances. If the amount of the loan exceeds permissible limits under the Code when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default. See "Loans" above and "Certain Rules Applicable to Plan Loans" below.


Tax-Deferred Rollovers and Direct Transfers

Any distribution from a TSA which is an "eligible rollover distribution" may be rolled over into another eligible retirement plan, either as a direct rollover or a rollover within 60 days of receiving the distribution. To the extent a distribution is rolled over, it remains tax deferred.

A distribution from a TSA may be rolled over to another TSA or traditional individual retirement arrangement. Death benefits received by a spousal beneficiary may only be rolled over to a Traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under the Code. Distributions which cannot be rolled over generally include periodic payments for life or for a period of 10 years or more, and minimum distributions required under Section 401(a)(9) of the Code (discussed below). Eligible rollover distributions are discussed in greater detail under "Federal and State Income Tax Withholding and Information Reporting" below.

Direct transfers of TSA funds from one TSA to another pursuant to Revenue Ruling 90-24 are not distributions.

Minimum Distributions

The minimum distribution rules mandate that TSA participants start taking annual distributions from their retirement plans by a required date. When minimum distributions must begin depends on, among other things, your age and retirement status. The distribution requirements are designed to provide for distribution of your interest in the TSA plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. Exceptions which may permit you to delay commencement of required minimum distributions are noted in the next paragraphs. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2 unless an exception applies.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

You may be entitled to delay commencement of required minimum distributions for all or part of your account balance until after age 70 1/2. Consult your tax adviser to determine whether you may qualify for these exceptions. These exceptions apply to the following individuals:


o For TSA participants who have not retired from service with the employer who provided the funds in the TSA arrangement in question by the calendar year the participant turns age 70 1/2, the Required Beginning Date for minimum distributions is extended to April 1 following the calendar year of such retirement. TSA plan participants may also delay commencement to age 75 of the portion of their Annuity Account Value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. (If you have already transferred amounts from another insurer's TSA to your Equitable Accumulator TSA, you must tell us at the time of the transfer the amount of your December 31, 1986 account balance to take advantage of this exception.)


There are two general ways to take minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Generally, the minimum distribution must be calculated annually for, and taken from, each tax qualified retirement plan and TSA. Distributions in excess of the amount required in any year from a qualified plan, for example, will not satisfy the required amount for a TSA in which you also participate. In Notice 88-38, the IRS indicated that an individual maintaining more than one Code Section 403(b) arrangement may choose to take the annual required minimum distribution for all TSAs from any one or more TSAs the individual maintains, as long as the required distribution is calculated separately for each TSA and all other minimum distribution amounts are added together.

An account-based minimum distribution method may be a lump sum payment, or a periodic withdrawal made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. In the alternative, you could meet the minimum distribution requirements by applying the Annuity Account Value to an annuity over your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

If you die before the Required Beginning Date or before distributions in the form of an annuity begin, distributions of the entire interest under the TSA Certificate must be completed within five years after your death, unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained age 70 1/2. In the alternative, such spouse can roll over the death benefit to a Traditional IRA. See "Tax-Deferred Rollovers and Direct Transfers" above. If you die after the Required Beginning Date or after distributions in the form of an annuity have begun, payments after your death must continue to be made at least as rapidly as the payments made before your death.

SPOUSAL CONSENT RULES

In the case of certain TSAs, if you are married at the time a loan, withdrawal, or other distribution is requested under the TSA Certificate, spousal consent is required. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a "qualified joint and survivor annuity" (QJSA). A QJSA is an annuity payable for the life of the Annuitant with a survivor annuity for the life of the spouse in an amount which is not less than one-half of the amount payable to the Annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death there was a contrary election made. However, your surviving spouse may elect before payments are to commence, to have payments made in any form permitted under the terms of the TSA Certificate and the TSA plan.

PENALTY TAX ON PREMATURE DISTRIBUTIONS


The taxable portion of distributions from a TSA will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, (4) if you separate from service and elect a payout over your life or life expectancy (or the joint lives or life expectancies of you and your spouse under a joint and survivor annuity form), (5) on or after the date you attain age 55 if you are separated from service, or (6) to pay certain extraordinary medical expenses.


TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make minimum distributions discussed above may cause the disqualification of the TSA. Disqualification may result in current taxation of your entire benefit. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any.

It is your responsibility as the Certificate Owner to see that the minimum distributions are made with respect to your TSA Certificate. We do not automatically make distributions from a TSA Certificate before the Annuity Commencement Date unless a request has been made. We will notify you during the year when our records show that you will attain age 70 1/2. If you do not select a method of distribution, we will assume you are taking your minimum distribution from another TSA that you maintain. You should consult your tax adviser concerning these rules and their proper application to your situation. See "Minimum Distributions" above.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


Equitable Life is required to withhold Federal income tax on the taxable portion of TSA payments. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Unless the payment is an "eligible rollover distribution" from a TSA, the recipient generally may elect not to be subject to income tax withholding. Compare "Elective Withholding" and "Mandatory Withholding from TSAs" below.


Certain states have indicated that pension and annuity withholding will apply to payments made to residents. Generally, an election out of Federal withholding will also be considered an election out of state withholding. In some states, a recipient may elect out of state withholding, even if Federal withholding applies. It is not clear whether such states may require mandatory withholding with respect to eligible rollover distributions (described below). Contact your tax adviser to see how state income tax withholding may apply to your payment.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you may be affected by such rules. Withholding may also apply to taxable amounts paid under a 10-day free look cancellation.

Elective Withholding

Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the TSA Certificate. The Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding.


Periodic payments are generally subject to wage-bracket type withholding (as if such payments were wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments are not "eligible rollover distributions") which total less than $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. However, if a recipient fails to provide a correct Taxpayer Identification Number, withholding is made as if the recipient is single with no exemptions.


A recipient of a partial or total non-periodic distribution (other than "eligible rollover distributions" discussed below) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right, if any, to make withholding elections.

Mandatory Withholding from TSAs

All "eligible rollover distributions" are subject to mandatory Federal income tax withholding of 20% unless you elect to have the distribution directly rolled over to a qualified plan or individual retirement arrangement. The following are not eligible rollover distributions subject to mandatory 20% withholding:

o any distribution to the extent that the distribution is a "required minimum distribution" under Section 401(a)(9) of the Code;

o any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually (1) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary, or (2) for a specified period of 10 years or more;

o certain corrective distributions under Code Sections 401(k), 401(m) and 402(g);

o    loans that are treated as deemed distributions;

o P.S. 58 costs (incurred if the plan provides life insurance protection for participants); and

o a distribution to a beneficiary other than to your surviving spouse or your current or former spouse under a qualified domestic relations order.

If a distribution is made to your surviving spouse, or to your current or former spouse under a qualified domestic relations order, the distribution may be an eligible rollover distribution, subject to mandatory 20% withholding, unless one of the exceptions described above applies.

ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement in the TSA plan, for example, if the employer makes matching contributions to salary reduction contributions made by employees.

CERTAIN RULES APPLICABLE TO PLAN LOANS

TSA loans are subject to Code limits and may also be subject to the limits of the applicable plan. Code requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when aggregated with all other loans to the participant from all qualified plans of the employer, cannot exceed the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, and cannot exceed $50,000 in any event. This $50,000 limit is reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator TSA Certificates have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

o If the loan does not qualify under the conditions above, the participant fails to repay the interest or principal when due, or in some instances, if the participant separates from service or the plan is terminated, the amount borrowed and not repaid may be treated as a distribution. The participant may be required to include as ordinary income the unpaid amount due and a 10% penalty tax on premature distributions may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for insuring that any loan meets applicable Department of Labor (DOL) requirements. It is the responsibility of the plan administrator, the trustee of a qualified plan and/or the employer, and not Equitable Life, to properly administer any loan made to plan participants.

o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with Equitable Accumulator TSA processing and all other terms and conditions of the loan.

o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulations, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor, and the plan sponsor may choose not to comply with Section 404(c).

The Equitable Accumulator TSA program provides the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. Equitable Life and its representatives shall not be responsible if a plan fails to meet the requirements of Section 404(c).

                              TAX SHELTERED ANNUITY

                     SUPPLEMENT TO EQUITABLE ACCUMULATOR(SM)
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes the baseBUILDER(R) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator (IRA, NQ and QP) prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 25 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 or older is as discussed below:

         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any loan repayments, subsequent contributions and withdrawals.

The Guaranteed Minimum Income Benefit benefit base described on page 32 of the prospectus is as follows:

         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any loan repayments, subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any outstanding loan balance and any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
             All rights reserved. Accumulator is a service mark and
                  baseBUILDER is a registered service mark of
           The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED JUNE 18, 1998

PROS 1A SUPP3 (6/98)

                              TAX SHELTERED ANNUITY

                      SUPPLEMENT TO EQUITABLE ACCUMULATOR(SM)
                  (IRA, NQ AND QP) PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus supplement describes terms applicable to Equitable Accumulator Certificates purchased as a Code Section 403(b) tax-sheltered annuity (TSA). Under Equitable Accumulator TSA Certificates, we will only accept contributions that are rollover contributions or direct transfers as described below. The information below adds to or changes the information in the prospectus. Unless otherwise indicated, all other information included in the prospectus remains unchanged. Capitalized terms in this supplement have the same meaning as in the prospectus.

GENERAL TERMS

Under "General Terms" and throughout the prospectus, the definition of the following terms is changed under TSA Certificates:

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options, plus any amount in a loan reserve account (an amount we will establish as security for the repayment of your loan).

CASH VALUE -- The Annuity Account Value minus any outstanding loan balance, and less any withdrawal charges.

PARTICIPANT/EMPLOYEE -- A current or former participant under a TSA plan of an eligible employer.

AVAILABILITY OF CERTIFICATES

Equitable Accumulator TSA Certificates are available for purchase by current or former employees of public schools, higher education institutions, and nonprofit tax exempt organizations under Code Section 501(c)(3). TSA Certificates are available for Annuitant issue ages 20 through 78.

Equitable Accumulator TSA Certificates may not currently be available in your state. Your registered representative can provide information about state availability or you may contact our Processing Office.

--------------------------------------------------------------------------------
   Copyright 1998 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
                              All rights reserved.
Accumulator is a service mark and Income Manager is a registered service mark of
           The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED JUNE 18, 1998


PROS 1A SUPP2 (6/98)

OWNER AND ANNUITANT

Each employee is the Certificate Owner and must also be the Annuitant. A Successor Owner/Annuitant is not permitted. As in the prospectus, throughout this supplement, "you" and "your" refers to the Certificate Owner.

CONTRIBUTIONS TO TSAS

An initial rollover or direct transfer contribution of at least $5,000 is required to put a TSA Certificate into effect. Subsequent rollover or direct transfer contributions in an amount of at least $1,000 may be made at any time until you attain age 79.

Contributions to your TSA Certificate may be made in the form of (i) a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Code, or (ii) a direct transfer of assets ("direct transfer"), in full or partially, from another contract or arrangement that meets the requirements of Section 403(b) of the Code directly to an Equitable Accumulator TSA Certificate, by means of IRS Revenue Ruling 90-24. A transfer form acceptable to us will be required.


If you make a direct transfer as described in (ii) above, you must tell us the portion, if any, of the transferred funds which, under Federal tax law, are (a) exempt from withdrawal restrictions, and (b) eligible for delayed distribution. See "Distributions from TSAs" and "Minimum Distributions" under "Federal Tax and ERISA Matters" below. If you do not tell us, then we will treat all such amounts as being subject to applicable tax restrictions. Before funds are transferred to an Equitable Accumulator TSA Certificate, you may be required to obtain your employer's authorization or demonstrate that employer authorization is not needed.


GUARANTEED MINIMUM INCOME BENEFIT


Under Equitable Accumulator TSA Certificates, the Guaranteed Minimum Income Benefit may be exercised, on Contract Date anniversaries as indicated under "Guaranteed Minimum Income Benefit" in Part 4 of the prospectus, only after the Certificate Owner converts such TSA Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of change. The rollover to a Traditional IRA Certificate may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the TSA funds. See "Rollover or Direct Transfer Contributions" under "Federal Tax and ERISA Matters" below.


WITHDRAWAL OPTIONS


The only withdrawal options available under TSA Certificates are Lump Sum Withdrawals and Minimum Distribution Withdrawals. Systematic Withdrawals and Substantially Equal Payment Withdrawals are not available. See "Withdrawal Options" in Part 5 of the prospectus.


Under certain TSAs, if you are married at the time you request a withdrawal (as described under "Withdrawal Options" in Part 5 of the prospectus), spousal consent is required before taking a withdrawal from your TSA Certificate. See "Spousal Consent" below.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS


The only annuity benefits which are available under TSA Certificates are the Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain. Income Manager(R) payout annuity options are available only after the TSA Certificate is rolled over to a Traditional IRA Certificate. See "Guaranteed Minimum Income Benefit" above and "Annuity Benefits and Payout Annuity Options" in Part 5 of the prospectus.


LOANS

The loan provision is not currently available under Equitable Accumulator TSA Certificates, but is expected to become available in early 1999. The following is provided for your general information concerning the operation of the loan provision and the effect of a loan on your Certificate's values once the loan provision becomes available under your TSA Certificate.

Loans under TSA Certificates are restricted by the rules of the Code, and where applicable, ERISA. Loans are not available under TSA Certificates when the Minimum Distribution Withdrawals option is in effect. See "Minimum Distribution Withdrawals" in Part 5 of the prospectus and "Minimum Distributions" below.

When available, you can request a loan by submitting a properly completed loan request form that will be available from your registered representative or from our Processing Office. You should read the terms and conditions of the loan request form carefully and consult with your tax adviser before taking out a loan. Under TSA Certificates subject to ERISA, the written consent of your spouse will be required before a loan can be made. Further details of the loan provision are provided in your Certificate. Also, see "Federal Tax and ERISA Matters" below for general rules applicable to loans.

Under Equitable Accumulator TSA Certificates, only one outstanding loan at a time will be permitted. The minimum loan amount will be $1,000 and the maximum amount will be $50,000 or, if less, 50% of the Annuity Account Value, subject to any limits under the Code. The term of a TSA loan is five years unless the loan is used to acquire your primary residence. The limit for loans used to purchase your primary residence is 10 years under Equitable Accumulator TSA Certificates. The loan term under TSA Certificates may not extend beyond the earliest of; (1) election and commencement of annuity benefits, (2) the date of termination of the Certificate, and (3) the date a death benefit is paid.


During the period a loan balance is outstanding, interest will accrue daily at a rate we set ("loan interest rate"). The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.


A loan will not be treated as a taxable distribution when made to the extent that it conforms to the limits under the Code. If the loan fails to qualify under Code limits, or if interest and principal are not repaid when due, or, in some instances, if service with the employer terminates, the amount borrowed and not yet repaid may be treated as a taxable distribution.

EFFECTS OF LOANS ON YOUR CERTIFICATE BENEFITS

Guaranteed Minimum Death Benefit

If there is a loan outstanding as of the date of the Annuitant's death, the death benefit payable will be reduced by the amount of the outstanding loan and accrued interest.

While a loan is outstanding, your Guaranteed Minimum Death Benefit (if based on the 6% Roll Up to Age 80 benefit) will be credited with interest at 6% (4% for amounts in the Alliance Money Market Fund except as indicated in the prospectus, the Guarantee Periods, and the loan reserve account) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and will be adjusted for any loan repayments, subsequent contributions and withdrawals. See "Death Benefit" in Part 4 of the prospectus.

Guaranteed Minimum Income Benefit


While a loan is outstanding your Guaranteed Minimum Income Benefit benefit base will be credited with interest at 6% (4% for amounts in the Alliance Money Market Fund except as indicated in the prospectus, the Guarantee Periods, and the loan reserve account), on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and will be adjusted for any loan repayments, subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will be reduced by any outstanding loan balance and any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit. See "Guaranteed Minimum Income Benefit Benefit Base" in Part 5 of the prospectus.


Withdrawal Options


While a loan is outstanding, you may not elect Minimum Distribution Withdrawals. Only Lump Sum Withdrawals will be permitted and the amount to be withdrawn will be limited such that the Cash Value remaining after the withdrawal must equal at least 10% of the outstanding loan balance. See "Withdrawal Options" in Part 5 of the prospectus.


SPOUSAL CONSENT

In the case of certain TSAs, if you are married at the time that a loan, withdrawal, or other distribution is requested under the Certificate, spousal consent is required as provided below. In addition, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary. See "Spousal Consent Rules" under "Federal Tax and ERISA Matters" below.


Your spouse's written consent must be witnessed by a representative of the TSA plan or a notary and must be given on a form acceptable to your employer and to us, in accordance with the plan and ERISA, prior to any withdrawal, loan or other distribution, unless you can prove to the satisfaction of your employer and us, that you have no spouse or that you cannot locate your spouse.


ASSIGNMENTS

TSA Certificates are not assignable or transferable except through surrender to us.

FEDERAL TAX AND ERISA MATTERS

General


An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees ("participants") may make contributions to an annuity contract or a custodial account investing in mutual funds under Section 403(b)(7) of the Code purchased for the benefit of the participant. Two different types of employers are eligible to maintain 403(b) plans: (1) public schools and (2) specified tax-exempt organizations under
Section 501(c)(3) of the Code. These 403(b) contributions, if properly made, are not treated as currently taxable compensation to participants. Moreover, participants are not taxed on earnings in the 403(b) contract or account until distributions are taken.


CONTRIBUTIONS TO TSAS


Three different types of contributions may be made to purchase a TSA: (1) "employer-remitted contributions" which may be pure participant salary reduction contributions or pure employer defined contributions or a combination of salary reduction and employer contributions, (2) "rollover" contributions from other existing TSAs or under certain circumstances, IRAs, or (3) direct transfers from other existing TSAs. Because only rollover or direct transfer contributions are permitted to the Equitable Accumulator TSA Certificates, the discussion below of employer-remitted contributions to TSAs is limited. The discussion is provided only for purposes of describing restrictions on distribution of funds rolled over or transferred, which may include employer-remitted contributions made under prior contracts. See "Distributions from TSAs" below.

Employer-Remitted Contributions

Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or Direct Transfer Contributions


Rollover contributions may be made to your Equitable Accumulator TSA Certificate from TSAs under Section 403(b) of the Code. Generally, a rollover contribution may be made to a TSA when a participant has a distributable event from an existing TSA as a result of (1) termination of employment with the employer who provided the TSA funds, (2) the attainment of age 59 1/2 even if still employed, or (3) disability as defined in the Code. In some cases, an in-service withdrawal made from an annuity may also be rolled over. With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds. See "Rollovers and Transfers" under "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 8 of the prospectus.

We will also accept direct transfers of TSA funds pursuant to Revenue Ruling 90-24 provided you furnish us with acceptable written documentation as to the source of the funds. A transfer occurs when changing the funding vehicle, even if there is no distributable event. A Revenue Ruling 90-24 transfer will not be treated as such if the recipient contract does not have provisions at least as restrictive as the source contract. Under a direct transfer, the individual participant is not involved in the receipt of the distribution. For all contributions to the Equitable Accumulator TSA we may require documentation of your employment status with the employer who provided the funds. You may also need to get your employer's consent to transfer funds to us.


See "Tax-Deferred Rollovers and Direct Transfers" under "Distributions from TSAs" below for a further discussion of rollovers and direct transfers.

DISTRIBUTIONS FROM TSAS


Depending on the terms of the employer plan and your employment status, you may be required to get your employer's consent to take a loan or withdrawal.


Withdrawal Restrictions


If you have established your TSA through a direct transfer pursuant to Revenue Ruling 90-24 (as opposed to a rollover from another TSA) restrictions may apply to all or a portion of your TSA Certificate. Distributions of these restricted amounts generally may be made only (1) if you attain age 59 1/2, (2) if you die or become disabled as defined in the Code, (3) if you separate from service with the employer that provided the funds for the TSA or (4) on account of financial hardship. Hardship withdrawals may be limited. If any portion of the funds directly transferred to your TSA Certificate is attributable to amounts that were invested in a 403(b)(7) custodial account, all such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings thereon. These restrictions do not apply to the amount directly transferred to your TSA Certificate which represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA Certificate.

This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur: (1) the requirements for minimum distribution (discussed under "Minimum Distributions" below) are met, (2) death, (3) retirement, or (4) termination of employment in all Texas public institutions of higher education. To make a withdrawal, a properly completed written acknowledgement must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


Tax Treatment of Distributions

Amounts held under TSAs are generally not subject to Federal income tax until benefits are distributed. Distributions include withdrawals from the TSA Certificate and annuity payments from the TSA Certificate. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% Federal income tax withholding. See "Federal and State Income Tax Withholding and Information Reporting" below. In addition, TSA distributions may be subject to additional tax penalties. For information regarding tax penalties which may apply, see "Penalty Tax on Premature Distributions" and "Tax Penalties for Insufficient Distributions" later in this section.


If you have made after-tax contributions, for example, you will have a tax basis in the TSA Certificate which may be recovered. On a total surrender, the amount received in excess of the basis is taxable. We will report the total amount of the distribution. It is your responsibility to determine how much of the distribution is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

If an annuity benefit option is elected, any basis will be recovered as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after the cost basis of the annuity is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die prior to recovering the full cost basis of the annuity, a deduction is allowed on your (or your beneficiary's) final tax return.

Death Benefit


Distributions from a TSA are generally given the same tax treatment whether made on account of your death or while you are living. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional individual retirement arrangement on a tax-deferred basis. See "Tax-Deferred Rollovers and Direct Transfers," below and "Contributions to Traditional IRAs" under "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 8 of the prospectus.

Loans from TSAs

Loans may be taken from a TSA unless restricted by the employer under a plan subject to ERISA. Loans are generally not treated as a taxable distribution, except under the following circumstances. If the amount of the loan exceeds permissible limits under the Code when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default. See "Loans" above and "Certain Rules Applicable to Plan Loans" below.


Tax-Deferred Rollovers and Direct Transfers

Any distribution from a TSA which is an "eligible rollover distribution" may be rolled over into another eligible retirement plan, either as a direct rollover or a rollover within 60 days of receiving the distribution. To the extent a distribution is rolled over, it remains tax deferred.

A distribution from a TSA may be rolled over to another TSA or traditional individual retirement arrangement. Death benefits received by a spousal beneficiary may only be rolled over to a Traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under the Code. Distributions which cannot be rolled over generally include periodic payments for life or for a period of 10 years or more, and minimum distributions required under Section 401(a)(9) of the Code (discussed below). Eligible rollover distributions are discussed in greater detail under "Federal and State Income Tax Withholding and Information Reporting" below.

Direct transfers of TSA funds from one TSA to another pursuant to Revenue Ruling 90-24 are not distributions.

Minimum Distributions

The minimum distribution rules mandate that TSA participants start taking annual distributions from their retirement plans by a required date. When minimum distributions must begin depends on, among other things, your age and retirement status. The distribution requirements are designed to provide for distribution of your interest in the TSA plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. Exceptions which may permit you to delay commencement of required minimum distributions are noted in the next paragraphs. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2 unless an exception applies.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

You may be entitled to delay commencement of required minimum distributions for all or part of your account balance until after age 70 1/2. Consult your tax adviser to determine whether you may qualify for these exceptions. These exceptions apply to the following individuals:


o For TSA participants who have not retired from service with the employer who provided the funds in the TSA arrangement in question by the calendar year the participant turns age 70 1/2, the Required Beginning Date for minimum distributions is extended to April 1 following the calendar year of such retirement. TSA plan participants may also delay commencement to age 75 of the portion of their Annuity Account Value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. (If you have already transferred amounts from another insurer's TSA to your Equitable Accumulator TSA, you must tell us at the time of the transfer the amount of your December 31, 1986 account balance to take advantage of this exception.)


There are two general ways to take minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Generally, the minimum distribution must be calculated annually for, and taken from, each tax qualified retirement plan and TSA. Distributions in excess of the amount required in any year from a qualified plan, for example, will not satisfy the required amount for a TSA in which you also participate. In Notice 88-38, the IRS indicated that an individual maintaining more than one Code Section 403(b) arrangement may choose to take the annual required minimum distribution for all TSAs from any one or more TSAs the individual maintains, as long as the required distribution is calculated separately for each TSA and all other minimum distribution amounts are added together.

An account-based minimum distribution method may be a lump sum payment, or a periodic withdrawal made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. In the alternative, you could meet the minimum distribution requirements by applying the Annuity Account Value to an annuity over your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

If you die before the Required Beginning Date or before distributions in the form of an annuity begin, distributions of the entire interest under the TSA Certificate must be completed within five years after your death, unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained age 70 1/2. In the alternative, such spouse can roll over the death benefit to a Traditional IRA. See "Tax-Deferred Rollovers and Direct Transfers" above. If you die after the Required Beginning Date or after distributions in the form of an annuity have begun, payments after your death must continue to be made at least as rapidly as the payments made before your death.

SPOUSAL CONSENT RULES

In the case of certain TSAs, if you are married at the time a loan, withdrawal, or other distribution is requested under the TSA Certificate, spousal consent is required. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a "qualified joint and survivor annuity" (QJSA). A QJSA is an annuity payable for the life of the Annuitant with a survivor annuity for the life of the spouse in an amount which is not less than one-half of the amount payable to the Annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death there was a contrary election made. However, your surviving spouse may elect before payments are to commence, to have payments made in any form permitted under the terms of the TSA Certificate and the TSA plan.

PENALTY TAX ON PREMATURE DISTRIBUTIONS


The taxable portion of distributions from a TSA will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, (4) if you separate from service and elect a payout over your life or life expectancy (or the joint lives or life expectancies of you and your spouse under a joint and survivor annuity form), (5) on or after the date you attain age 55 if you are separated from service, or (6) to pay certain extraordinary medical expenses.


TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make minimum distributions discussed above may cause the disqualification of the TSA. Disqualification may result in current taxation of your entire benefit. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any.

It is your responsibility as the Certificate Owner to see that the minimum distributions are made with respect to your TSA Certificate. We do not automatically make distributions from a TSA Certificate before the Annuity Commencement Date unless a request has been made. We will notify you during the year when our records show that you will attain age 70 1/2. If you do not select a method of distribution, we will assume you are taking your minimum distribution from another TSA that you maintain. You should consult your tax adviser concerning these rules and their proper application to your situation. See "Minimum Distributions" above.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


Equitable Life is required to withhold Federal income tax on the taxable portion of TSA payments. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Unless the payment is an "eligible rollover distribution" from a TSA, the recipient generally may elect not to be subject to income tax withholding. Compare "Elective Withholding" and "Mandatory Withholding from TSAs" below.


Certain states have indicated that pension and annuity withholding will apply to payments made to residents. Generally, an election out of Federal withholding will also be considered an election out of state withholding. In some states, a recipient may elect out of state withholding, even if Federal withholding applies. It is not clear whether such states may require mandatory withholding with respect to eligible rollover distributions (described below). Contact your tax adviser to see how state income tax withholding may apply to your payment.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you may be affected by such rules. Withholding may also apply to taxable amounts paid under a 10-day free look cancellation.

Elective Withholding

Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the TSA Certificate. The Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding.


Periodic payments are generally subject to wage-bracket type withholding (as if such payments were wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments are not "eligible rollover distributions") which total less than $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. However, if a recipient fails to provide a correct Taxpayer Identification Number, withholding is made as if the recipient is single with no exemptions.

A recipient of a partial or total non-periodic distribution (other than "eligible rollover distributions" discussed below) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right, if any, to make withholding elections.

Mandatory Withholding from TSAs

All "eligible rollover distributions" are subject to mandatory Federal income tax withholding of 20% unless you elect to have the distribution directly rolled over to a qualified plan or individual retirement arrangement. The following are not eligible rollover distributions subject to mandatory 20% withholding:

o any distribution to the extent that the distribution is a "required minimum distribution" under Section 401(a)(9) of the Code;

o any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually (1) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary, or (2) for a specified period of 10 years or more;

o certain corrective distributions under Code Sections 401(k), 401(m) and 402(g);

o    loans that are treated as deemed distributions;

o P.S. 58 costs (incurred if the plan provides life insurance protection for participants); and

o a distribution to a beneficiary other than to your surviving spouse or your current or former spouse under a qualified domestic relations order.

If a distribution is made to your surviving spouse, or to your current or former spouse under a qualified domestic relations order, the distribution may be an eligible rollover distribution, subject to mandatory 20% withholding, unless one of the exceptions described above applies.

ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement in the TSA plan, for example, if the employer makes matching contributions to salary reduction contributions made by employees.

CERTAIN RULES APPLICABLE TO PLAN LOANS

TSA loans are subject to Code limits and may also be subject to the limits of the applicable plan. Code requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when aggregated with all other loans to the participant from all qualified plans of the employer, cannot exceed the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, and cannot exceed $50,000 in any event. This $50,000 limit is reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator TSA Certificates have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

o If the loan does not qualify under the conditions above, the participant fails to repay the interest or principal when due, or in some instances, if the participant separates from service or the plan is terminated, the amount borrowed and not repaid may be treated as a distribution. The participant may be required to include as ordinary income the unpaid amount due and a 10% penalty tax on premature distributions may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for insuring that any loan meets applicable Department of Labor (DOL) requirements. It is the responsibility of the plan administrator, the trustee of a qualified plan and/or the employer, and not Equitable Life, to properly administer any loan made to plan participants.

o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with Equitable Accumulator TSA processing and all other terms and conditions of the loan.

o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulations, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor, and the plan sponsor may choose not to comply with Section 404(c).

The Equitable Accumulator TSA program provides the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. Equitable Life and its representatives shall not be responsible if a plan fails to meet the requirements of Section 404(c).

                              TAX SHELTERED ANNUITY

                     SUPPLEMENT TO EQUITABLE ACCUMULATOR(SM)
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes the baseBUILDER(R) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 or older under the Equitable Accumulator (IRA, NQ and QP) prospectus. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 23 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 or older. The charge for this benefit is 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 and older is as discussed below:

         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any loan repayments, subsequent contributions and withdrawals.

The Guaranteed Minimum Income Benefit benefit base described on page 31 of the prospectus is as follows:

         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any loan repayments, subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any outstanding loan balance and any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

--------------------------------------------------------------------------------
   Copyright 1998 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
             All rights reserved. Accumulator is a service mark and
                  baseBUILDER is a registered service mark of
           The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED JUNE 18, 1998

PROS 1AML SUPP3 (6/98)

                              TAX SHELTERED ANNUITY

                      SUPPLEMENT TO EQUITABLE ACCUMULATOR(SM)
                  (IRA, NQ AND QP) PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States
--------------------------------------------------------------------------------

This prospectus supplement describes terms applicable to Equitable Accumulator Certificates purchased as a Code Section 403(b) tax-sheltered annuity (TSA). Under Equitable Accumulator TSA Certificates, we will only accept contributions that are rollover contributions or direct transfers as described below. The information below adds to or changes the information in the prospectus. Unless otherwise indicated, all other information included in the prospectus remains unchanged. Capitalized terms in this supplement have the same meaning as in the prospectus.

GENERAL TERMS

Under "General Terms" and throughout the prospectus, the definition of the following terms is changed under TSA Certificates:

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options, plus any amount in a loan reserve account (an amount we will establish as security for the repayment of your loan).

CASH VALUE -- The Annuity Account Value minus any outstanding loan balance, and less any withdrawal charges.

PARTICIPANT/EMPLOYEE -- A current or former participant under a TSA plan of an eligible employer.

AVAILABILITY OF CERTIFICATES

Equitable Accumulator TSA Certificates are available for purchase by current or former employees of public schools, higher education institutions, and nonprofit tax exempt organizations under Code Section 501(c)(3). TSA Certificates are available for Annuitant issue ages 20 through 78.

Equitable Accumulator TSA Certificates may not currently be available in your state. Your registered representative can provide information about state availability or you may contact our Processing Office.

--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
             All rights reserved. Accumulator is a service mark and
                 Income Manager is a registered service mark of
           The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED JUNE 18, 1998


PROS 1AML SUPP2 (6/98)

OWNER AND ANNUITANT

Each employee is the Certificate Owner and must also be the Annuitant. A Successor Owner/Annuitant is not permitted. As in the prospectus, throughout this supplement, "you" and "your" refers to the Certificate Owner.

CONTRIBUTIONS TO TSAS

An initial rollover or direct transfer contribution of at least $5,000 is required to put a TSA Certificate into effect. Subsequent rollover or direct transfer contributions in an amount of at least $1,000 may be made at any time until you attain age 79.

Contributions to your TSA Certificate may be made in the form of (i) a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Code, or (ii) a direct transfer of assets ("direct transfer"), in full or partially, from another contract or arrangement that meets the requirements of Section 403(b) of the Code directly to an Equitable Accumulator TSA Certificate, by means of IRS Revenue Ruling 90-24. A transfer form acceptable to us will be required.


If you make a direct transfer as described in (ii) above, you must tell us the portion, if any, of the transferred funds which, under Federal tax law, are (a) exempt from withdrawal restrictions, and (b) eligible for delayed distribution. See "Distributions from TSAs" and "Minimum Distributions" under "Federal Tax and ERISA Matters" below. If you do not tell us, then we will treat all such amounts as being subject to applicable tax restrictions. Before funds are transferred to an Equitable Accumulator TSA Certificate, you may be required to obtain your employer's authorization or demonstrate that employer authorization is not needed.


GUARANTEED MINIMUM INCOME BENEFIT


Under Equitable Accumulator TSA Certificates, the Guaranteed Minimum Income Benefit may be exercised, on Contract Date anniversaries as indicated under "Guaranteed Minimum Income Benefit" in Part 3 of the prospectus, only after the Certificate Owner converts such TSA Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of change. The rollover to a Traditional IRA Certificate may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the TSA funds. See "Rollover or Direct Transfer Contributions" under "Federal Tax and ERISA Matters" below.


WITHDRAWAL OPTIONS


The only withdrawal options available under TSA Certificates are Lump Sum Withdrawals and Minimum Distribution Withdrawals. Systematic Withdrawals and Substantially Equal Payment Withdrawals are not available. See "Withdrawal Options" in Part 4 of the prospectus.


Under certain TSAs, if you are married at the time you request a withdrawal (as described under "Withdrawal Options" in Part 4 of the prospectus), spousal consent is required before taking a withdrawal from your TSA Certificate. See "Spousal Consent" below.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS


The only annuity benefits which are available under TSA Certificates are the Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain. Income Manager(R) payout annuity options are available only after the TSA Certificate is rolled over to a Traditional IRA Certificate. See "Guaranteed Minimum Income Benefit" above and "Annuity Benefits and Payout Annuity Options" in Part 4 of the prospectus.


LOANS

The loan provision is not currently available under Equitable Accumulator TSA Certificates, but is expected to become available in early 1999. The following is provided for your general information concerning the operation of the loan provision and the effect of a loan on your Certificate's values once the loan provision becomes available under your TSA Certificate.

Loans under TSA Certificates are restricted by the rules of the Code, and where applicable, ERISA. Loans are not available under TSA Certificates when the Minimum Distribution Withdrawals option is in effect. See "Minimum Distribution Withdrawals" in Part 4 of the prospectus and "Minimum Distributions" below.

When available, you can request a loan by submitting a properly completed loan request form that will be available from your registered representative or from our Processing Office. You should read the terms and conditions of the loan request form carefully and consult with your tax adviser before taking out a loan. Under TSA Certificates subject to ERISA, the written consent of your spouse will be required before a loan can be made. Further details of the loan provision are provided in your Certificate. Also, see "Federal Tax and ERISA Matters" below for general rules applicable to loans.

Under Equitable Accumulator TSA Certificates, only one outstanding loan at a time will be permitted. The minimum loan amount will be $1,000 and the maximum amount will be $50,000 or, if less, 50% of the Annuity Account Value, subject to any limits under the Code. The term of a TSA loan is five years unless the loan is used to acquire your primary residence. The limit for loans used to purchase your primary residence is 10 years under Equitable Accumulator TSA Certificates. The loan term under TSA Certificates may not extend beyond the earliest of; (1) election and commencement of annuity benefits, (2) the date of termination of the Certificate, and (3) the date a death benefit is paid.


During the period a loan balance is outstanding, interest will accrue daily at a rate we set ("loan interest rate"). The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.


A loan will not be treated as a taxable distribution when made to the extent that it conforms to the limits under the Code. If the loan fails to qualify under Code limits, or if interest and principal are not repaid when due, or, in some instances, if service with the employer terminates, the amount borrowed and not yet repaid may be treated as a taxable distribution.

EFFECTS OF LOANS ON YOUR CERTIFICATE BENEFITS

Guaranteed Minimum Death Benefit

If there is a loan outstanding as of the date of the Annuitant's death, the death benefit payable will be reduced by the amount of the outstanding loan and accrued interest.

While a loan is outstanding, your Guaranteed Minimum Death Benefit (if based on the 6% Roll Up to Age 80 benefit) will be credited with interest at 6% (4% for amounts in the Alliance Money Market Fund except as indicated in the prospectus, the Guarantee Periods, and the loan reserve account) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and will be adjusted for any loan repayments, subsequent contributions and withdrawals. See "Death Benefit" in Part 3 of the prospectus.

Guaranteed Minimum Income Benefit


While a loan is outstanding your Guaranteed Minimum Income Benefit benefit base will be credited with interest at 6% (4% for amounts in the Alliance Money Market Fund except as indicated in the prospectus, the Guarantee Periods, and the loan reserve account), on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and will be adjusted for any loan repayments, subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will be reduced by any outstanding loan balance and any withdrawal charge remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit. See "Guaranteed Minimum Income Benefit Benefit Base" in Part 4 of the prospectus.


Withdrawal Options


While a loan is outstanding, you may not elect Minimum Distribution Withdrawals. Only Lump Sum Withdrawals will be permitted and the amount to be withdrawn will be limited such that the Cash Value remaining after the withdrawal must equal at least 10% of the outstanding loan balance. See "Withdrawal Options" in Part 4 of the prospectus.


SPOUSAL CONSENT

In the case of certain TSAs, if you are married at the time that a loan, withdrawal, or other distribution is requested under the Certificate, spousal consent is required as provided below. In addition, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary. See "Spousal Consent Rules" under "Federal Tax and ERISA Matters" below.


Your spouse's written consent must be witnessed by a representative of the TSA plan or a notary and must be given on a form acceptable to your employer and to us, in accordance with the plan and ERISA, prior to any withdrawal, loan or other distribution, unless you can prove to the satisfaction of your employer and us, that you have no spouse or that you cannot locate your spouse.


ASSIGNMENTS

TSA Certificates are not assignable or transferable except through surrender to us.

FEDERAL TAX AND ERISA MATTERS

General


An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees ("participants") may make contributions to an annuity contract or a custodial account investing in mutual funds under Section 403(b)(7) of the Code purchased for the benefit of the participant. Two different types of employers are eligible to maintain 403(b) plans: (1) public schools and (2) specified tax-exempt organizations under
Section 501(c)(3) of the Code. These 403(b) contributions, if properly made, are not treated as currently taxable compensation to participants.

Moreover, participants are not taxed on earnings in the 403(b) contract or account until distributions are taken.



CONTRIBUTIONS TO TSAS


Three different types of contributions may be made to purchase a TSA: (1) "employer-remitted contributions" which may be pure participant salary reduction contributions or pure employer defined contributions or a combination of salary reduction and employer contributions, (2) "rollover" contributions from other existing TSAs or under certain circumstances, IRAs, or (3) direct transfers from other existing TSAs. Because only rollover or direct transfer contributions are permitted to the Equitable Accumulator TSA Certificates, the discussion below of employer-remitted contributions to TSAs is limited. The discussion is provided only for purposes of describing restrictions on distribution of funds rolled over or transferred, which may include employer-remitted contributions made under prior contracts. See "Distributions from TSAs" below.


Employer-Remitted Contributions


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or Direct Transfer Contributions


Rollover contributions may be made to your Equitable Accumulator TSA Certificate from TSAs under Section 403(b) of the Code. Generally, a rollover contribution may be made to a TSA when a participant has a distributable event from an existing TSA as a result of (1) termination of employment with the employer who provided the TSA funds, (2) the attainment of age 59 1/2 even if still employed, or (3) disability as defined in the Code. In some cases, an in-service withdrawal made from an annuity may also be rolled over. With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds. See "Rollovers and Transfers" under "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7 of the prospectus.



We will also accept direct transfers of TSA funds pursuant to Revenue Ruling 90-24 provided you furnish us with acceptable written documentation as to the source of the funds. A transfer occurs when changing the funding vehicle, even if there is no distributable event. A Revenue Ruling 90-24 transfer will not be treated as such if the recipient contract does not have provisions at least as restrictive as the source contract. Under a direct transfer, the individual participant is not involved in the receipt of the distribution. For all contributions to the Equitable Accumulator TSA we may require documentation of your employment status with the employer who provided the funds. You may also need to get your employer's consent to transfer funds to us.

See "Tax-Deferred Rollovers and Direct Transfers" under "Distributions from TSAs" below for a further discussion of rollovers and direct transfers.

DISTRIBUTIONS FROM TSAS


Depending on the terms of the employer plan and your employment status, you may be required to get your employer's consent to take a loan or withdrawal.


Withdrawal Restrictions


If you have established your TSA through a direct transfer pursuant to Revenue Ruling 90-24 (as opposed to a rollover from another TSA) restrictions may apply to all or a portion of your TSA Certificate. Distributions of these restricted amounts generally may be made only (1) if you attain age 59 1/2, (2) if you die or become disabled as defined in the Code, (3) if you separate from service with the employer that provided the funds for the TSA or (4) on account of financial hardship. Hardship withdrawals may be limited. If any portion of the funds directly transferred to your TSA Certificate is attributable to amounts that were invested in a 403(b)(7) custodial account, all such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings thereon. These restrictions do not apply to the amount directly transferred to your TSA Certificate which represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA Certificate.

This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur: (1) the requirements for minimum distribution (discussed under "Minimum Distributions" below) are met, (2) death, (3) retirement, or (4) termination of employment in all Texas public institutions of higher education. To make a withdrawal, a properly completed written acknowledgement must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


Tax Treatment of Distributions

Amounts held under TSAs are generally not subject to Federal income tax until benefits are distributed. Distributions include withdrawals from the TSA Certificate and annuity payments from the TSA Certificate. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% Federal income tax withholding. See "Federal and State Income Tax Withholding and Information Reporting" below. In addition, TSA distributions may be subject to additional tax penalties. For information regarding tax penalties which may apply, see "Penalty Tax on Premature Distributions" and "Tax Penalties for Insufficient Distributions" later in this section.


If you have made after-tax contributions, for example, you will have a tax basis in the TSA Certificate which may be recovered. On a total surrender, the amount received in excess of the basis is taxable. We will report the total amount of the distribution. It is your responsibility to determine how much of the distribution is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

If an annuity benefit option is elected, any basis will be recovered as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after the cost basis of the annuity is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die prior to recovering the full cost basis of the annuity, a deduction is allowed on your (or your beneficiary's) final tax return.


Death Benefit


Distributions from a TSA are generally given the same tax treatment whether made on account of your death or while you are living. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional individual retirement arrangement on a tax-deferred basis. See "Tax-Deferred Rollovers and Direct Transfers," below and "Contributions to Traditional IRAs" under "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7 of the prospectus.

Loans from TSAs

Loans may be taken from a TSA unless restricted by the employer under a plan subject to ERISA. Loans are generally not treated as a taxable distribution, except under the following circumstances. If the amount of the loan exceeds permissible limits under the Code when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default. See "Loans" above and "Certain Rules Applicable to Plan Loans" below.


Tax-Deferred Rollovers and Direct Transfers

Any distribution from a TSA which is an "eligible rollover distribution" may be rolled over into another eligible retirement plan, either as a direct rollover or a rollover within 60 days of receiving the distribution. To the extent a distribution is rolled over, it remains tax deferred.

A distribution from a TSA may be rolled over to another TSA or traditional individual retirement arrangement. Death benefits received by a spousal beneficiary may only be rolled over to a Traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under the Code. Distributions which cannot be rolled over generally include periodic payments for life or for a period of 10 years or more, and minimum distributions required under Section 401(a)(9) of the Code (discussed below). Eligible rollover distributions are discussed in greater detail under "Federal and State Income Tax Withholding and Information Reporting" below.

Direct transfers of TSA funds from one TSA to another pursuant to Revenue Ruling 90-24 are not distributions.

Minimum Distributions

The minimum distribution rules mandate that TSA participants start taking annual distributions from their retirement plans by a required date. When minimum distributions must begin depends on, among other things, your age and retirement status. The distribution requirements are designed to provide for distribution of your interest in the TSA plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. Exceptions which may permit you to delay commencement of required minimum distributions are noted in the next paragraphs. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2 unless an exception applies.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

You may be entitled to delay commencement of required minimum distributions for all or part of your account balance until after age 70 1/2. Consult your tax adviser to determine whether you may qualify for these exceptions. These exceptions apply to the following individuals:


o For TSA participants who have not retired from service with the employer who provided the funds in the TSA arrangement in question by the calendar year the participant turns age 70 1/2, the Required Beginning Date for minimum distributions is extended to April 1 following the calendar year of such retirement. TSA plan participants may also delay commencement to age 75 of the portion of their Annuity Account Value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. (If you have already transferred amounts from another insurer's TSA to your Equitable Accumulator TSA, you must tell us at the time of the transfer the amount of your December 31, 1986 account balance to take advantage of this exception.)


There are two general ways to take minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Generally, the minimum distribution must be calculated annually for, and taken from, each tax qualified retirement plan and TSA. Distributions in excess of the amount required in any year from a qualified plan, for example, will not satisfy the required amount for a TSA in which you also participate. In Notice 88-38, the IRS indicated that an individual maintaining more than one Code Section 403(b) arrangement may choose to take the annual required minimum distribution for all TSAs from any one or more TSAs the individual maintains, as long as the required distribution is calculated separately for each TSA and all other minimum distribution amounts are added together.

An account-based minimum distribution method may be a lump sum payment, or a periodic withdrawal made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. In the alternative, you could meet the minimum distribution requirements by applying the Annuity Account Value to an annuity over your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

If you die before the Required Beginning Date or before distributions in the form of an annuity begin, distributions of the entire interest under the TSA Certificate must be completed within five years after your death, unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained age 70 1/2. In the alternative, such spouse can roll over the death benefit to a Traditional IRA. See "Tax-Deferred Rollovers and Direct Transfers" above. If you die after the Required Beginning Date or after distributions in the form of an annuity have begun, payments after your death must continue to be made at least as rapidly as the payments made before your death.

SPOUSAL CONSENT RULES

In the case of certain TSAs, if you are married at the time a loan, withdrawal, or other distribution is requested under the TSA Certificate, spousal consent is required. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a "qualified joint and survivor annuity" (QJSA). A QJSA is an annuity payable for the life of the Annuitant with a survivor annuity for the life of the spouse in an amount which is not less than one-half of the amount payable to the Annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death there was a contrary election made. However, your surviving spouse may elect before payments are to commence, to have payments made in any form permitted under the terms of the TSA Certificate and the TSA plan.

PENALTY TAX ON PREMATURE DISTRIBUTIONS


The taxable portion of distributions from a TSA will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, (4) if you separate from service and elect a payout over your life or life expectancy (or the joint lives or life expectancies of you and your spouse under a joint and survivor annuity form), (5) on or after the date you attain age 55 if you are separated from service, or (6) to pay certain extraordinary medical expenses.


TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make minimum distributions discussed above may cause the disqualification of the TSA. Disqualification may result in current taxation of your entire benefit. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any.

It is your responsibility as the Certificate Owner to see that the minimum distributions are made with respect to your TSA Certificate. We do not automatically make distributions from a TSA Certificate before the Annuity Commencement Date unless a request has been made. We will notify you during the year when our records show that you will attain age 70 1/2. If you do not select a method of distribution, we will assume you are taking your minimum distribution from another TSA that you maintain. You should consult your tax adviser concerning these rules and their proper application to your situation. See "Minimum Distributions" above.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


Equitable Life is required to withhold Federal income tax on the taxable portion of TSA payments. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Unless the payment is an "eligible rollover distribution" from a TSA, the recipient generally may elect not to be subject to income tax withholding. Compare "Elective Withholding" and "Mandatory Withholding from TSAs" below.


Certain states have indicated that pension and annuity withholding will apply to payments made to residents. Generally, an election out of Federal withholding will also be considered an election out of state withholding. In some states, a recipient may elect out of state withholding, even if Federal withholding applies. It is not clear whether such states may require mandatory withholding with respect to eligible rollover distributions (described below). Contact your tax adviser to see how state income tax withholding may apply to your payment.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you may be affected by such rules. Withholding may also apply to taxable amounts paid under a 10-day free look cancellation.

Elective Withholding

Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the TSA Certificate. The Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding.


Periodic payments are generally subject to wage-bracket type withholding (as if such payments were wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments are not "eligible rollover distributions") which total less than $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. However, if a recipient fails to provide a correct Taxpayer Identification Number, withholding is made as if the recipient is single with no exemptions.

A recipient of a partial or total non-periodic distribution (other than "eligible rollover distributions" discussed below) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right, if any, to make withholding elections.

Mandatory Withholding from TSAs

All "eligible rollover distributions" are subject to mandatory Federal income tax withholding of 20% unless you elect to have the distribution directly rolled over to a qualified plan or individual retirement arrangement. The following are not eligible rollover distributions subject to mandatory 20% withholding:

o any distribution to the extent that the distribution is a "required minimum distribution" under Section 401(a)(9) of the Code;

o any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually (1) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary, or (2) for a specified period of 10 years or more;

o certain corrective distributions under Code Sections 401(k), 401(m) and 402(g);

o    loans that are treated as deemed distributions;

o P.S. 58 costs (incurred if the plan provides life insurance protection for participants); and

o a distribution to a beneficiary other than to your surviving spouse or your current or former spouse under a qualified domestic relations order.

If a distribution is made to your surviving spouse, or to your current or former spouse under a qualified domestic relations order, the distribution may be an eligible rollover distribution, subject to mandatory 20% withholding, unless one of the exceptions described above applies.

ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement in the TSA plan, for example, if the employer makes matching contributions to salary reduction contributions made by employees.

CERTAIN RULES APPLICABLE TO PLAN LOANS

TSA loans are subject to Code limits and may also be subject to the limits of the applicable plan. Code requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:


o The amount of a loan to a participant, when aggregated with all other loans to the participant from all qualified plans of the employer, cannot exceed the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, and cannot exceed $50,000 in any event. This $50,000 limit is reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator TSA Certificates have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

o If the loan does not qualify under the conditions above, the participant fails to repay the interest or principal when due, or in some instances, if the participant separates from service or the plan is terminated, the amount borrowed and not repaid may be treated as a distribution. The participant may be required to include as ordinary income the unpaid amount due and a 10% penalty tax on premature distributions may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for insuring that any loan meets applicable Department of Labor (DOL) requirements. It is the responsibility of the plan administrator, the trustee of a qualified plan and/or the employer, and not Equitable Life, to properly administer any loan made to plan participants.

o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with Equitable Accumulator Select TSA processing and all other terms and conditions of the loan.

o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulations, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor, and the plan sponsor may choose not to comply with Section 404(c).

The Equitable Accumulator TSA program provides the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. Equitable Life and its representatives shall not be responsible if a plan fails to meet the requirements of Section 404(c).

                              TAX SHELTERED ANNUITY

                  SUPPLEMENT TO EQUITABLE ACCUMULATOR(SM) SELECT
                                (IRA, NQ AND QP)
                          PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------

This prospectus supplement describes the baseBUILDER(R) Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit offered to Annuitant issue ages 76 through 83 under the Equitable Accumulator Select (IRA, NQ and QP) prospectus. The baseBUILDER is not available for Annuitant issue ages 84 and 85. Capitalized terms in this supplement have the same meaning as in the prospectus.

A different version of the Combined Guaranteed Minimum Income Benefit and Guaranteed Minimum Death Benefit than the versions discussed on page 22 of the prospectus under "baseBUILDER Benefits" is available for Annuitant issue ages 76 through 83. The charge for this benefit is 0.30% of the Guaranteed Minimum Income Benefit benefit base in effect on a Processing Date. The versions of the baseBUILDER benefits described in the prospectus are not available at these Annuitant issue ages. The benefit for Annuitant issue ages 76 through 83 is as discussed below:

         The Guaranteed Minimum Income Benefit may be exercised only within 30 days following the 7th or later Contract Date anniversary, but in no event later than the Annuitant's age 90.

         The period certain will be 90 less the Annuitant's age at election.

The Guaranteed Minimum Death Benefit applicable to the combined benefit is as follows:

         4% Roll Up to Age 85 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85 (or at the Annuitant's death, if earlier), and 0% thereafter, and is adjusted for any loan repayments, subsequent contributions and withdrawals.

The Guaranteed Minimum Income Benefit benefit base described on page 30 of the prospectus is as follows:

         The Guaranteed Minimum Income Benefit benefit base is equal to the initial contribution on the Contract Date. Thereafter, the Guaranteed Minimum Income Benefit benefit base is credited with interest at 4% on each Contract Date anniversary through the Annuitant's age 85, and 0% thereafter, and is adjusted for any loan repayments, subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will also be reduced by any outstanding loan balance on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit.

--------------------------------------------------------------------------------
    Copyright 1998 The Equitable Life Assurance Society of the United States,
                           New York, New York 10104.
               All rights reserved. Accumulator is a service mark
                 and baseBUILDER is a registered service mark of
           The Equitable Life Assurance Society of the United States.

SUPPLEMENT DATED JUNE 18, 1998

PROS 4ACS SUPP3 (6/98)

                              TAX SHELTERED ANNUITY

                 SUPPLEMENT TO EQUITABLE ACCUMULATOR(SM) SELECT
                  (IRA, NQ AND QP) PROSPECTUS DATED MAY 1, 1998

          COMBINATION VARIABLE AND FIXED DEFERRED ANNUITY CERTIFICATES

                                   Issued By:
            The Equitable Life Assurance Society of the United States

--------------------------------------------------------------------------------


This prospectus supplement describes terms applicable to Equitable Accumulator Select Certificates purchased as a Code Section 403(b) tax-sheltered annuity
(TSA). Under Equitable Accumulator Select TSA Certificates, we will only accept contributions that are rollover contributions or direct transfers as described below. The information below adds to or changes the information in the prospectus. Unless otherwise indicated, all other information included in the prospectus remains unchanged. Capitalized terms in this supplement have the same meaning as in the prospectus.


GENERAL TERMS

Under "General Terms" and throughout the prospectus, the definition of the following terms is changed under TSA Certificates:

ANNUITY ACCOUNT VALUE -- The sum of the amounts in the Investment Options, plus any amount in a loan reserve account (an amount we will establish as security for the repayment of your loan).

CASH VALUE -- The Annuity Account Value minus any outstanding loan balance and less any withdrawal charges.

PARTICIPANT/EMPLOYEE -- A current or former participant under a TSA plan of an eligible employer.

AVAILABILITY OF CERTIFICATES

Equitable Accumulator Select TSA Certificates are available for purchase by current or former employees of public schools, higher education institutions, and nonprofit tax exempt organizations under Code Section 501(c)(3). TSA Certificates are available for Annuitant issue ages 20 through 78.

Equitable Accumulator Select TSA Certificates may not currently be available in your state. Your registered representative can provide information about state availability or you may contact our Processing Office.



--------------------------------------------------------------------------------
   Copyright 1998 The Equitable Life Assurance Society of the United States,
  New York, New York 10104. All rights reserved. Accumulator is a service mark and Income Manager is a registered service mark of The Equitable
                  Life Assurance Society of the United States.

SUPPLEMENT DATED JUNE 18, 1998


PROS 4ACS SUPP2 (6/98)

OWNER AND ANNUITANT

Each employee is the Certificate Owner and must also be the Annuitant. A Successor Owner/Annuitant is not permitted. As in the prospectus, throughout this supplement, "you" and "your" refers to the Certificate Owner.

CONTRIBUTIONS TO TSAS

An initial rollover or direct transfer contribution of at least $5,000 is required to put a TSA Certificate into effect. Subsequent rollover or direct transfer contributions in an amount of at least $1,000 may be made at any time until you attain age 86.

Contributions to your TSA Certificate may be made in the form of (i) a rollover from another TSA contract or arrangement that meets the requirements of Section 403(b) of the Code, or (ii) a direct transfer of assets ("direct transfer"), in full or partially, from another contract or arrangement that meets the requirements of Section 403(b) of the Code directly to an Equitable Accumulator Select TSA Certificate, by means of IRS Revenue Ruling 90-24. A transfer form acceptable to us will be required.


If you make a direct transfer as described in (ii) above, you must tell us the portion, if any, of the transferred funds which, under Federal tax law, are (a) exempt from withdrawal restrictions, and (b) eligible for delayed distribution. See "Distributions from TSAs" and "Minimum Distributions" under "Federal Tax and ERISA Matters" below. If you do not tell us, then we will treat all such amounts as being subject to applicable tax restrictions. Before funds are transferred to an Equitable Accumulator TSA Certificate, you may be required to obtain your employer's authorization or demonstrate that employer authorization is not needed.


GUARANTEED MINIMUM INCOME BENEFIT


Under Equitable Accumulator Select TSA Certificates, the Guaranteed Minimum Income Benefit may be exercised, on Contract Date anniversaries as indicated under "Guaranteed Minimum Income Benefit" in Part 3 of the prospectus, only after the Certificate Owner converts such TSA Certificate in a direct rollover to a Traditional IRA Certificate according to our rules at the time of change. The rollover to a Traditional IRA Certificate may only occur when you are eligible for a rollover distribution from a TSA. This may generally occur when you are age 59 1/2, or you are separated from service from the employer who provided the TSA funds. See "Rollover or Direct Transfer Contributions" under "Federal Tax and ERISA Matters" below.


WITHDRAWAL OPTIONS


The only withdrawal options available under TSA Certificates are Lump Sum Withdrawals and Minimum Distribution Withdrawals. Systematic Withdrawals and Substantially Equal Payment Withdrawals are not available. See "Withdrawal Options" in Part 4 of the prospectus.


Under certain TSAs, if you are married at the time you request a withdrawal (as described under "Withdrawal Options" in Part 4 of the prospectus), spousal consent is required before taking a withdrawal from your TSA Certificate. See "Spousal Consent" below.

ANNUITY BENEFITS AND PAYOUT ANNUITY OPTIONS


The only annuity benefits which are available under TSA Certificates are the Life Annuity 10 Year Period Certain, or a Joint and Survivor Life Annuity 10 Year Period Certain. Income Manager(R) payout annuity options are available only after the TSA Certificate is rolled over to a Traditional IRA Certificate. See "Guaranteed Minimum Income Benefit" above and "Annuity Benefits and Payout Annuity Options" in Part 4 of the prospectus.


LOANS

The loan provision is not currently available under Equitable Accumulator Select TSA Certificates, but is expected to become available in early 1999. The following is provided for your general information concerning the operation of the loan provision and the effect of a loan on your Certificate's values once the loan provision becomes available under your TSA Certificate.

Loans under TSA Certificates are restricted by the rules of the Code, and where applicable, ERISA. Loans are not available under TSA Certificates when the Minimum Distribution Withdrawals option is in effect. See "Minimum Distribution Withdrawals" in Part 4 of the prospectus and "Minimum Distributions" below.

When available, you can request a loan by submitting a properly completed loan request form that will be available from your registered representative or from our Processing Office. You should read the terms and conditions of the loan request form carefully and consult with your tax adviser before taking out a loan. Under TSA Certificates subject to ERISA, the written consent of your spouse will be required before a loan can be made. Further details of the loan provision are provided in your Certificate. Also, see "Federal Tax and ERISA Matters" below for general rules applicable to loans.

Under Equitable Accumulator Select TSA Certificates, only one outstanding loan at a time will be permitted. The minimum loan amount will be $1,000 and the maximum amount will be $50,000 or, if less, 50% of the Annuity Account Value, subject to any limits under the Code. The term of a TSA loan is five years unless the loan is used to acquire your primary residence. The limit for loans used to purchase your primary residence is 10 years under Equitable Accumulator Select TSA Certificates. The loan term under TSA Certificates may not extend beyond the earliest of; (1) election and commencement of annuity benefits, (2) the date of termination of the Certificate, and (3) the date a death benefit is paid.


During the period a loan balance is outstanding, interest will accrue daily at a rate we set ("loan interest rate"). The loan interest rate will be equal to the Moody's Corporate Bond Yield Averages for the calendar month ending two months before the day of the calendar quarter in which the rate is determined.


A loan will not be treated as a taxable distribution when made to the extent that it conforms to the limits under the Code. If the loan fails to qualify under Code limits, or if interest and principal are not repaid when due, or, in some instances, if service with the employer terminates, the amount borrowed and not yet repaid may be treated as a taxable distribution.

EFFECTS OF LOANS ON YOUR CERTIFICATE BENEFITS

Guaranteed Minimum Death Benefit

If there is a loan outstanding as of the date of the Annuitant's death, the death benefit payable will be reduced by the amount of the outstanding loan and accrued interest.

While a loan is outstanding, your Guaranteed Minimum Death Benefit (if based on the 6% Roll Up to Age 80 benefit) will be credited with interest at 6% (4% for amounts in the Alliance Money Market Fund except as indicated in the prospectus, the Guarantee Periods, and the loan reserve account) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death, if earlier), and 0% thereafter, and will be adjusted for any loan repayments, subsequent contributions and withdrawals. See "Death Benefit" in Part 3 of the prospectus.

Guaranteed Minimum Income Benefit


While a loan is outstanding your Guaranteed Minimum Income Benefit benefit base will be credited with interest at 6% (4% for amounts in the Alliance Money Market Fund except as indicated in the prospectus, the Guarantee Periods, and the loan reserve account), on each Contract Date anniversary through the Annuitant's age 80, and 0% thereafter, and will be adjusted for any loan repayments, subsequent contributions and withdrawals. The Guaranteed Minimum Income Benefit benefit base will be reduced by any outstanding loan balance remaining on the Transaction Date that you exercise your Guaranteed Minimum Income Benefit. See "Guaranteed Minimum Income Benefit Benefit Base" in Part 4 of the prospectus.


Withdrawal Options


While a loan is outstanding, you may not elect Minimum Distribution Withdrawals. Only Lump Sum Withdrawals will be permitted and the amount to be withdrawn will be limited such that the Cash Value remaining after the withdrawal must equal at least 10% of the outstanding loan balance. See "Withdrawal Options" in Part 4 of the prospectus.


SPOUSAL CONSENT

In the case of certain TSAs, if you are married at the time that a loan, withdrawal, or other distribution is requested under the Certificate, spousal consent is required as provided below. In addition, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary. See "Spousal Consent Rules" under "Federal Tax and ERISA Matters" below.


Your spouse's written consent must be witnessed by a representative of the TSA plan or a notary and must be given on a form acceptable to your employer and to us, in accordance with the plan and ERISA, prior to any withdrawal, loan or other distribution, unless you can prove to the satisfaction of your employer and us, that you have no spouse or that you cannot locate your spouse.


ASSIGNMENTS

TSA Certificates are not assignable or transferable except through surrender to us.

FEDERAL TAX AND ERISA MATTERS

General


An employer eligible to maintain a TSA plan (also referred to as a "403(b)" plan, program, or arrangement) for its employees ("participants") may make contributions to an annuity contract or a custodial account investing in mutual funds under Section 403(b)(7) of the Code purchased for the benefit of the participant. Two different types of employers are eligible to maintain 403(b) plans: (1) public schools and (2) specified tax-exempt organizations under
Section 501(c)(3) of the Code. These 403(b) contributions, if properly made, are not treated as currently taxable compensation to participants. Moreover, participants are not taxed on earnings in the 403(b) contract or account until distributions are taken.


CONTRIBUTIONS TO TSAS


Three different types of contributions may be made to purchase a TSA: (1) "employer-remitted contributions" which may be pure participant salary reduction contributions or pure employer defined contributions or a combination of salary reduction and employer contributions, (2) "rollover" contributions from other existing TSAs or under certain circumstances, IRAs, or (3) direct transfers from other existing TSAs. Because only rollover or direct transfer contributions are permitted to the Equitable Accumulator Select TSA Certificates, the discussion below of employer-remitted contributions to TSAs is limited. The discussion is provided only for purposes of describing restrictions on distribution of funds rolled over or transferred, which may include employer-remitted contributions made under prior contracts. See "Distributions from TSAs" below.


Employer-Remitted Contributions


Employer-remitted contributions to TSAs made through the employer's payroll are subject to annual limits. (Tax-free transfer or tax-deferred rollover contributions from another 403(b) arrangement are not subject to these annual contribution limits.) Commonly, some or all of the contributions made to a TSA are made under a salary reduction agreement between the employee and the employer. These contributions are called "salary reduction" or "elective deferral" contributions. However, a TSA can also be wholly or partially funded through nonelective employer contributions or after-tax employee contributions. Amounts attributable to salary reduction contributions to TSAs are generally subject to withdrawal restrictions. Also, all amounts attributable to investments in a 403(b)(7) custodial account are subject to withdrawal restrictions discussed below.


Rollover or Direct Transfer Contributions


Rollover contributions may be made to your Equitable Accumulator Select TSA Certificate from TSAs under Section 403(b) of the Code. Generally, a rollover contribution may be made to a TSA when a participant has a distributable event from an existing TSA as a result of (1) termination of employment with the employer who provided the TSA funds, (2) the attainment of age 59 1/2 even if still employed, or (3) disability as defined in the Code. In some cases, an in-service withdrawal made from an annuity may also be rolled over. With appropriate written documentation satisfactory to us, we will accept rollover contributions from "conduit IRAs" for TSA funds. See "Rollovers and Transfers" under "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7 of the prospectus.

We will also accept direct transfers of TSA funds pursuant to Revenue Ruling 90-24 provided you furnish us with acceptable written documentation as to the source of the funds. A transfer occurs when changing the funding vehicle, even if there is no distributable event. A Revenue Ruling 90-24 transfer will not be treated as such if the recipient contract does not have provisions at least as restrictive as the source contract. Under a direct transfer, the individual participant is not involved in the receipt of the distribution. For all contributions to the Equitable Accumulator Select TSA we may require documentation of your employment status with the employer who provided the funds. You may also need to get your employer's consent to transfer funds to us.


See "Tax-Deferred Rollovers and Direct Transfers" under "Distributions from TSAs" below for a further discussion of rollovers and direct transfers.

DISTRIBUTIONS FROM TSAS


Depending on the terms of the employer plan and your employment status, you may be required to get your employer's consent to take a loan or withdrawal.


Withdrawal Restrictions


If you have established your TSA through a direct transfer pursuant to Revenue Ruling 90-24 (as opposed to a rollover from another TSA) restrictions may apply to all or a portion of your TSA Certificate. Distributions of these restricted amounts generally may be made only (1) if you attain age 59 1/2, (2) if you die or become disabled as defined in the Code, (3) if you separate from service with the employer that provided the funds for the TSA or (4) on account of financial hardship. Hardship withdrawals may be limited. If any portion of the funds directly transferred to your TSA Certificate is attributable to amounts that were invested in a 403(b)(7) custodial account, all such amounts, including earnings, are subject to withdrawal restrictions. With respect to the portion of the funds that were never invested in a 403(b)(7) custodial account, these restrictions apply to the salary reduction (elective deferral) contributions to a TSA annuity contract you made and any earnings thereon. These restrictions do not apply to the amount directly transferred to your TSA Certificate which represents your December 31, 1988 account balance attributable to salary reduction contributions to a TSA annuity contract and earnings. To take advantage of this grandfathering you must properly notify us in writing at our Processing Office of your December 31, 1988 account balance if you have qualifying amounts transferred to your TSA Certificate.

This paragraph applies only to participants in a Texas Optional Retirement Program. Texas Law permits withdrawals only after one of the following distributable events occur: (1) the requirements for minimum distribution (discussed under "Minimum Distributions" below) are met, (2) death, (3) retirement, or (4) termination of employment in all Texas public institutions of higher education. To make a withdrawal, a properly completed written acknowledgement must be received from the employer. If a distributable event occurs prior to your being vested, any amounts provided by an employer's first-year matching contribution will be refunded to the employer. We reserve the right to change these provisions without your consent, but only to the extent necessary to maintain compliance with applicable law. Loans are not permitted under Texas Optional Retirement Programs.


Tax Treatment of Distributions

Amounts held under TSAs are generally not subject to Federal income tax until benefits are distributed. Distributions include withdrawals from the TSA Certificate and annuity payments from the TSA Certificate. Death benefits paid to a beneficiary are also taxable distributions. Unless an exception applies, amounts distributed from TSAs are includable in gross income as ordinary income. Distributions from TSAs may be subject to 20% Federal income tax withholding. See "Federal and State Income Tax Withholding and Information Reporting" below. In addition, TSA distributions may be subject to additional tax penalties. For information regarding tax penalties which may apply, see "Penalty Tax on Premature Distributions" and "Tax Penalties for Insufficient Distributions" later in this section.

If you have made after-tax contributions, for example, you will have a tax basis in the TSA Certificate which may be recovered. On a total surrender, the amount received in excess of the basis is taxable. We will report the total amount of the distribution. It is your responsibility to determine how much of the distribution is taxable. The amount of any partial distribution from a TSA prior to the annuity starting date is generally taxable, except to the extent that the distribution is treated as a withdrawal of after-tax contributions. Distributions are normally treated as pro rata withdrawals of after-tax contributions and earnings on those contributions.

If an annuity benefit option is elected, any basis will be recovered as each payment is received by dividing the investment in the contract by an expected return determined under an IRS table prescribed for qualified annuities. The amount of each payment not excluded from income under this exclusion ratio is fully taxable. The full amount of the payments received after the cost basis of the annuity is recovered is fully taxable. If you (and your beneficiary under a joint and survivor annuity) die prior to recovering the full cost basis of the annuity, a deduction is allowed on your (or your beneficiary's) final tax return.

Death Benefit


Distributions from a TSA are generally given the same tax treatment whether made on account of your death or while you are living. In some instances, distributions from a TSA made to your surviving spouse may be rolled over to a traditional individual retirement arrangement on a tax-deferred basis. See "Tax-Deferred Rollovers and Direct Transfers," below and "Contributions to Traditional IRAs" under "Traditional Individual Retirement Annuities (Traditional IRAs)" in Part 7 of the prospectus.

Loans from TSAs

Loans may be taken from a TSA unless restricted by the employer under a plan subject to ERISA. Loans are generally not treated as a taxable distribution, except under the following circumstances. If the amount of the loan exceeds permissible limits under the Code when made, the amount of the excess is treated (solely for tax purposes) as a taxable distribution. Additionally, if the loan is not repaid at least quarterly, amortizing interest and principal, the amount not repaid when due will be treated as a taxable distribution. Under Proposed Treasury Regulations the entire unpaid balance of the loan is includable in income in the year of the default. See "Loans" above and "Certain Rules Applicable to Plan Loans" below.


Tax-Deferred Rollovers and Direct Transfers

Any distribution from a TSA which is an "eligible rollover distribution" may be rolled over into another eligible retirement plan, either as a direct rollover or a rollover within 60 days of receiving the distribution. To the extent a distribution is rolled over, it remains tax deferred.

A distribution from a TSA may be rolled over to another TSA or traditional individual retirement arrangement. Death benefits received by a spousal beneficiary may only be rolled over to a Traditional IRA.

The taxable portion of most distributions will be eligible for rollover, except as specifically excluded under the Code. Distributions which cannot be rolled over generally include periodic payments for life or for a period of 10 years or more, and minimum distributions required under Section 401(a)(9) of the Code

(discussed below). Eligible rollover distributions are discussed in greater detail under "Federal and State Income Tax Withholding and Information Reporting" below.

Direct transfers of TSA funds from one TSA to another pursuant to Revenue Ruling 90-24 are not distributions.

Minimum Distributions

The minimum distribution rules mandate that TSA participants start taking annual distributions from their retirement plans by a required date. When minimum distributions must begin depends on, among other things, your age and retirement status. The distribution requirements are designed to provide for distribution of your interest in the TSA plan over your life expectancy. Whether the correct amount has been distributed is calculated on a year-by-year basis; there are no provisions to allow amounts taken in excess of the required amount to be carried over or carried back and credited to other years.

Generally, you must take the first required minimum distribution with respect to the calendar year in which you turn age 70 1/2. Exceptions which may permit you to delay commencement of required minimum distributions are noted in the next paragraphs. You have the choice to take the first required minimum distribution during the calendar year you turn age 70 1/2, or to delay taking it until the three-month (January 1 - April 1) period in the next calendar year. (Distributions must commence no later than the "Required Beginning Date," which is the April 1st of the calendar year following the calendar year in which you turn age 70 1/2 unless an exception applies.) If you choose to delay taking the first annual minimum distribution, then you will have to take two minimum distributions in that year - the delayed one for the first year and the one actually for that year. Once minimum distributions begin, they must be made at some time every year.

You may be entitled to delay commencement of required minimum distributions for all or part of your account balance until after age 70 1/2. Consult your tax adviser to determine whether you may qualify for these exceptions. These exceptions apply to the following individuals:


o For TSA participants who have not retired from service with the employer who provided the funds in the TSA arrangement in question by the calendar year the participant turns age 70 1/2, the Required Beginning Date for minimum distributions is extended to April 1 following the calendar year of such retirement. TSA plan participants may also delay commencement to age 75 of the portion of their Annuity Account Value attributable to their December 31, 1986 TSA account balance, even if retired at age 70 1/2. (If you have already transferred amounts from another insurer's TSA to your Equitable Accumulator Select TSA, you must tell us at the time of the transfer the amount of your December 31, 1986 account balance to take advantage of this exception.)


There are two general ways to take minimum distributions -- "account based" or "annuity based" -- and there are a number of distribution options in both of these categories. These choices are intended to give you a great deal of flexibility to provide for yourself and your family.

You should discuss with your tax adviser which minimum distribution options are best for your own personal situation. Individuals who are participants in more than one tax-favored retirement plan may be able to choose different distribution options for each plan.

Generally, the minimum distribution must be calculated annually for, and taken from, each tax qualified retirement plan and TSA. Distributions in excess of the amount required in any year from a qualified plan, for example, will not satisfy the required amount for a TSA in which you also participate. In Notice 88-38, the IRS indicated that an individual maintaining more than one Code Section 403(b) arrangement may choose to take the annual required minimum distribution for all TSAs from any one or more TSAs the individual maintains, as long as the required distribution is calculated separately for each TSA and all other minimum distribution amounts are added together.

An account-based minimum distribution method may be a lump sum payment, or a periodic withdrawal made over a period which does not extend beyond your life expectancy or the joint life expectancies of you and a designated beneficiary. In the alternative, you could meet the minimum distribution requirements by applying the Annuity Account Value to an annuity over your life or the joint lives of you and a designated beneficiary, or for a period certain not extending beyond applicable life expectancies.

If you die before the Required Beginning Date or before distributions in the form of an annuity begin, distributions of the entire interest under the TSA Certificate must be completed within five years after your death, unless payments to a designated beneficiary begin within one year of your death and are made over the beneficiary's life or over a period certain which does not extend beyond the beneficiary's life expectancy. If your surviving spouse is the designated beneficiary, your spouse may delay the commencement of such payments up until you would have attained age 70 1/2. In the alternative, such spouse can roll over the death benefit to a Traditional IRA. See "Tax-Deferred Rollovers and Direct Transfers" above. If you die after the Required Beginning Date or after distributions in the form of an annuity have begun, payments after your death must continue to be made at least as rapidly as the payments made before your death.

SPOUSAL CONSENT RULES

In the case of certain TSAs, if you are married at the time a loan, withdrawal, or other distribution is requested under the TSA Certificate, spousal consent is required. In addition, unless you elect otherwise with the written consent of your spouse, the retirement benefits payable under the plan must be paid in the form of a "qualified joint and survivor annuity" (QJSA). A QJSA is an annuity payable for the life of the Annuitant with a survivor annuity for the life of the spouse in an amount which is not less than one-half of the amount payable to the Annuitant during his or her lifetime. In addition, if you are married, the beneficiary must be your spouse, unless your spouse consents in writing to the designation of another beneficiary.

If you are married and you die before annuity payments have begun, payments will be made to your surviving spouse in the form of a life annuity unless at the time of your death there was a contrary election made. However, your surviving spouse may elect before payments are to commence, to have payments made in any form permitted under the terms of the TSA Certificate and the TSA plan.

PENALTY TAX ON PREMATURE DISTRIBUTIONS


The taxable portion of distributions from a TSA will be subject to a 10% penalty tax unless the distribution is made (1) on or after your death, (2) because you have become disabled, (3) on or after the date when you reach age 59 1/2, (4) if you separate from service and elect a payout over your life or life expectancy (or the joint lives or life expectancies of you and your spouse under a joint and survivor annuity form), (5) on or after the date you attain age 55 if you are separated from service, or (6) to pay certain extraordinary medical expenses.

TAX PENALTY FOR INSUFFICIENT DISTRIBUTIONS

Failure to make minimum distributions discussed above may cause the disqualification of the TSA. Disqualification may result in current taxation of your entire benefit. In addition, a 50% penalty tax is imposed on the difference between the required distribution amount and the amount actually distributed, if any.

It is your responsibility as the Certificate Owner to see that the minimum distributions are made with respect to your TSA Certificate. We do not automatically make distributions from a TSA Certificate before the Annuity Commencement Date unless a request has been made. We will notify you during the year when our records show that you will attain age 70 1/2. If you do not select a method of distribution, we will assume you are taking your minimum distribution from another TSA that you maintain. You should consult your tax adviser concerning these rules and their proper application to your situation. See "Minimum Distributions" above.

FEDERAL AND STATE INCOME TAX WITHHOLDING AND INFORMATION REPORTING


Equitable Life is required to withhold Federal income tax on the taxable portion of TSA payments. The rate of withholding will depend on the type of distribution and, in certain cases, the amount of the distribution. Unless the payment is an "eligible rollover distribution" from a TSA, the recipient generally may elect not to be subject to income tax withholding. Compare "Elective Withholding" and "Mandatory Withholding from TSAs" below.


Certain states have indicated that pension and annuity withholding will apply to payments made to residents. Generally, an election out of Federal withholding will also be considered an election out of state withholding. In some states, a recipient may elect out of state withholding, even if Federal withholding applies. It is not clear whether such states may require mandatory withholding with respect to eligible rollover distributions (described below). Contact your tax adviser to see how state income tax withholding may apply to your payment.

Special withholding rules apply to foreign recipients and United States citizens residing outside the United States. See your tax adviser if you may be affected by such rules. Withholding may also apply to taxable amounts paid under a 10-day free look cancellation.

Elective Withholding

Requests not to withhold Federal income tax must be made in writing prior to receiving benefits under the TSA Certificate. The Processing Office will provide forms for this purpose. No election out of withholding is valid unless the recipient provides us with the correct Taxpayer Identification Number and a United States residence address.

If a recipient does not have sufficient income tax withheld or does not make sufficient estimated income tax payments, the recipient may incur penalties under the estimated income tax rules. Recipients should consult their tax advisers to determine whether they should elect out of withholding.


Periodic payments are generally subject to wage-bracket type withholding (as if such payments were wages by an employer to an employee) unless the recipient elects no withholding. If a recipient does not elect out of withholding or does not specify the number of withholding exemptions, withholding will generally be made as if the recipient is married and claiming three withholding exemptions. There is an annual threshold of taxable income from periodic payments which is exempt from withholding based on this assumption. For 1998, a recipient of periodic payments (e.g., monthly or annual payments are not "eligible rollover distributions") which total less than $14,400 taxable amount will generally be exempt from Federal income tax withholding, unless the recipient specifies a different choice of withholding exemption. However, if a recipient fails to provide a correct Taxpayer Identification Number, withholding is made as if the recipient is single with no exemptions.


A recipient of a partial or total non-periodic distribution (other than "eligible rollover distributions" discussed below) will generally be subject to withholding at a flat 10% rate. A recipient who provides a United States residence address and a correct Taxpayer Identification Number will generally be permitted not to have tax withheld.

All recipients receiving periodic and non-periodic payments will be further notified of the withholding requirements and of their right, if any, to make withholding elections.

Mandatory Withholding from TSAs

All "eligible rollover distributions" are subject to mandatory Federal income tax withholding of 20% unless you elect to have the distribution directly rolled over to a qualified plan or individual retirement arrangement. The following are not eligible rollover distributions subject to mandatory 20% withholding:

o any distribution to the extent that the distribution is a "required minimum distribution" under Section 401(a)(9) of the Code;

o any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually (1) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and your designated beneficiary, or (2) for a specified period of 10 years or more;

o certain corrective distributions under Code Sections 401(k), 401(m) and 402(g);

o  loans that are treated as deemed distributions;

o P.S. 58 costs (incurred if the plan provides life insurance protection for participants); and

o a distribution to a beneficiary other than to your surviving spouse or your current or former spouse under a qualified domestic relations order.

If a distribution is made to your surviving spouse, or to your current or former spouse under a qualified domestic relations order, the distribution may be an eligible rollover distribution, subject to mandatory 20% withholding, unless one of the exceptions described above applies.

ERISA MATTERS

ERISA rules are designed to save and protect qualified retirement plan assets to be paid to plan participants when they retire.

Some TSAs may be subject to Title I of ERISA, generally dependent on the level of employer involvement in the TSA plan, for example, if the employer makes matching contributions to salary reduction contributions made by employees.


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

CERTAIN RULES APPLICABLE TO PLAN LOANS

TSA loans are subject to Code limits and may also be subject to the limits of the applicable plan. Code requirements apply even if the plan is not subject to ERISA. For example, loans offered by TSAs are subject to the following conditions:

o The amount of a loan to a participant, when aggregated with all other loans to the participant from all qualified plans of the employer, cannot exceed the greater of $10,000 or 50% of the participant's nonforfeitable accrued benefits, and cannot exceed $50,000 in any event. This $50,000 limit is reduced by the excess (if any) of the highest outstanding loan balance over the previous twelve months over the outstanding loan balance of plan loans on the date the loan was made.

o In general, the term of the loan cannot exceed five years unless the loan is used to acquire the participant's primary residence. Equitable Accumulator Select TSA Certificates have a term limit of 10 years for loans used to acquire the participant's primary residence.

o All principal and interest must be amortized in substantially level payments over the term of the loan, with payments being made at least quarterly.

o If the loan does not qualify under the conditions above, the participant fails to repay the interest or principal when due, or in some instances, if the participant separates from service or the plan is terminated, the amount borrowed and not repaid may be treated as a distribution. The participant may be required to include as ordinary income the unpaid amount due and a 10% penalty tax on premature distributions may apply. The amount of the unpaid loan balance is reported to the IRS on Form 1099-R as a distribution.

In addition, certain loan rules apply only to loans under ERISA plans:

o For contracts which are subject to ERISA, the trustee or sponsoring employer is responsible for insuring that any loan meets applicable Department of Labor (DOL) requirements. It is the responsibility of the plan administrator, the trustee of a qualified plan and/or the employer, and not Equitable Life, to properly administer any loan made to plan participants.

o With respect to specific loans made by the plan to a plan participant, the plan administrator determines the interest rate, the maximum term consistent with Equitable Accumulator Select TSA processing and all other terms and conditions of the loan.

o Only 50% of the participant's vested account balance may serve as security for a loan. To the extent that a participant borrows an amount which should be secured by more than 50% of the participant's vested account balance, it is the responsibility of the trustee or plan administrator to obtain the additional security.

o Each new or renewed loan must bear a reasonable rate of interest commensurate with the interest rates charged by persons in the business of lending money for loans that would be made under similar circumstances.

o Loans must be available to all plan participants, former participants (or death beneficiaries of participants) who still have account balances under the plan, and alternate payees on a reasonably equivalent basis.

o Plans subject to ERISA provide that the participant's spouse must consent in writing to the loan.


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

CERTAIN RULES APPLICABLE TO PLANS DESIGNED TO COMPLY WITH SECTION 404(C) OF
ERISA

Section 404(c) of ERISA, and the related DOL regulations, provide that if a plan participant or beneficiary exercises control over the assets in his or her plan account, plan fiduciaries will not be liable for any loss that is the direct and necessary result of the plan participant's or beneficiary's exercise of control. As a result, if the plan complies with Section 404(c) and the DOL regulation thereunder, the plan participant can make and is responsible for the results of his or her own investment decisions.

Section 404(c) plans must provide, among other things, that a broad range of investment choices are available to plan participants and beneficiaries and must provide such plan participants and beneficiaries with enough information to make informed investment decisions. Compliance with the Section 404(c) regulation is completely voluntary by the plan sponsor, and the plan sponsor may choose not to comply with Section 404(c).

The Equitable Accumulator Select TSA program provides the broad range of investment choices and information needed in order to meet the requirements of the Section 404(c) regulation. If the plan is intended to be a Section 404(c) plan, it is, however, the plan sponsor's responsibility to see that the requirements of the DOL regulation are met. Equitable Life and its representatives shall not be responsible if a plan fails to meet the requirements of Section 404(c).

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